As filed with the Securities and Exchange Commission on July 2 , 2008

Registration Statement No. 333-151189

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3 /A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

URANERZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1081	98-0365605
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1701 East “E” Street, PO Box 50850

Casper, Wyoming 82605-0850, USA

(307) 265-8900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dorsey & Whitney LLP

Republic Plaza Building, Suite 4700

370 Seventeenth Street

Denver, CO 80202-5647

(303) 629-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth G. Sam, Esq.

Jason K. Brenkert, Esq.

Dorsey & Whitney LLP

Republic Plaza Building, Suite 4700

370 Seventeenth Street

Denver, CO 80202-5647

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filed ☐	Small reporting company ☐

Explanatory Note: The Registrant hereby amends its Registration Statement on Form S-3, as originally filed with the Securities and Exchange Commission of May 27, 2008, to clarify certain information regarding the selling security holders named in the table under the section heading “Selling Security Holders”.

The Registrant previously paid a registration fee of $1,899 in connection with the filing of the original Registration Statement on Form S-3 with the Securities and Exchange Commission on May 27, 2008.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares, and the Selling Security Holders are not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject To Completion: Dated July 2 , 2008

Uranerz Energy Corporation

15,940,898 SHARES OF COMMON STOCK

This prospectus relates to the sale, transfer or distribution of up to 15,940,898 shares of the common stock, par value $0.001 per share, of Uranerz Energy Corporation, by Selling Security Holders described herein. The price at which the Selling Security Holders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. The shares of common stock registered for sale:

•	10,888,400 shares of common stock held by Selling Security Holders;
•	4,932,498 shares of common stock acquirable upon exercise of warrants issued April 15, 2008 (April Warrants) at $3.50 per share until April 15, 2010 held by Selling Security Holders; and
•	120,000 shares of common stock acquirable upon exercise of agents’ warrants issued April 15, 2008 (Agents’ Warrants) at $2.60 per share until April 15, 2009 held by Selling Security Holders.

We will not receive any proceeds from the sale or distribution of the common stock by the Selling Security Holders.

We may receive proceeds from the exercise of the warrants, if any, and will use the proceeds from any exercise for general working capital purposes.

Our common stock is listed on the American Stock Exchange (AMEX) and the Toronto Stock Exchange (TSX) both under the symbol “URZ”. On July 1 , 2008, the closing sale price for our common stock was $3.19 as quoted on the AMEX.

Investing in our common stock involves risks. See “Risk Factors and Uncertainties” beginning of page 5.

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (SEC) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PRELIMINARY PROSPECTUS IS JULY 2 , 2008.

TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS	1
SUMMARY INFORMATION	2
RISK FACTORS AND UNCERTAINTIES	5
USE OF PROCEEDS	11
SELLING SECURITY HOLDERS	11
PLAN OF DISTRIBUTION	33
THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	35
INTERESTS OF NAMED EXPERTS AND COUNSEL	35
EXPERTS	35
WHERE YOU CAN FIND MORE INFORMATION	36

FORWARD-LOOKING STATEMENTS

This prospectus and the exhibits attached hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements concern the Company’s anticipated results and developments in the Company’s operations in future periods, planned exploration and, if warranted, development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	risks related to our limited operating history;
•	risks related to the probability that our properties contain reserves;
•	risks related to our past losses and expected losses in the near future;
•	risks related to our need for qualified personnel for exploring for, starting and operation of a mine;
•	risks related to our lack of known reserves;
•	risks related to the fluctuation of uranium prices;
•	risks related to environmental laws and regulations;
•	risks related to using our in-situ recovery mining process;
•	risks related to exploration and development of our properties;
•	risks related to some of our officers having other commitments for their time and attention;
•	risks related to our ability to make property payment obligations;
•	risks related to doing business in Mongolia;
•	risks related to the competitive nature of the mining industry; and
•	risks related to our securities.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section titled “Risk Factors and Uncertainties” of this prospectus and the sections titled “Description of the Business” and “Management’s Discussion and Analysis” in our Annual Report on Form 10-K filed with the SEC on March 17, 2008, which is incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

SUMMARY INFORMATION

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully especially the “Risk Factors and Uncertainties” section before deciding to invest in shares of our common stock. Additionally, we incorporate by reference in this prospectus important business and financial information about us, see “Where You Can Find More Information” on page 35. You should review the information incorporated by reference in this prospectus carefully before deciding to invest in shares of our common stock.

The Offering

This is an offering of up to 15,940,898 shares of our common stock by certain Selling Security Holders.

Shares Offered By the Selling Shareholders

15,940,898 shares of common stock, $0.001 par value per share, including:

•         10,888,400 shares of common stock held by Selling Security Holders;

•         4,932,498 shares of common stock acquirable upon exercise of warrants issued April 15, 2008 (April Warrants) at $3.50 per share until April 15, 2010 held by Selling Security Holders; and

•         120,000 shares of common stock acquirable upon exercise of agents’ warrants issued April 15, 2008 (Agents’ Warrants) at $2.60 per share until April 15, 2009 held by Selling Security Holders.

Offering Price	Determined at the time of sale by the Selling Security Holders
Common Stock Outstanding as of July 2 , 2008	55,432,387 common shares
Use of Proceeds

We will not receive any of the proceeds of the shares offered by the Selling Security Holders. We may receive proceeds from the exercise of warrants, if any, and will use any such proceeds for general working capital purposes.

Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends.
American Stock Exchange Symbol	URZ

The number of shares of our common stock that will be outstanding immediately after this offering includes 55,432,387 shares of common stock outstanding as of July 2 , 2008. This calculation excludes:

•	5,347,140 shares of common stock issuable upon exercise of vested options outstanding as of July 2 , 2008;
•	4,932,498 shares of common stock acquirable upon exercise of warrants at $3.50 per share until April 15, 2010; and
•	120,000 shares of common stock acquirable upon exercise of agents’ warrants at $2.60 per share until April 15, 2009.

Summary of Our Business

Uranerz Energy Corporation was incorporated under the laws of the State of Nevada on May 26, 1999. On July 5, 2005, we changed our name from Carleton Ventures Corp. to Uranerz Energy Corporation. Our principal executive office and operations office is located at 1701 East “E” Street, PO Box 50850, Casper, Wyoming 82605-0850, USA, and our phone number is 307-265-8900.

We also have administrative offices located at Suite 1410-800 West Pender Street, Vancouver, British Columbia, Canada V6C 2V6, and our telephone number there is (604) 689-1659.

We are an exploration stage company engaged in the acquisition, exploration and, if warranted, development of uranium properties.

We own interests in properties in Wyoming, USA; Saskatchewan, Canada; and Mongolia. We have entered into joint venture agreements for each of our Mongolia properties whereby the joint venture partner for each property can earn an ownership interest in the property. We had previously joint ventured our seven claims in Cochrane River, Saskatchewan. However, that joint venture was terminated on April 24, 2008. The Saskatchewan properties, which remain 100% owned by us, are in good standing with two of the claims due to expire in January, 2010 and the remaining five claims due to expire in January 2011. We are evaluating our options with regard to these Saskatchewan properties, which may include possible arrangement with other potential joint venture partners, further exploration to be performed by us, or divestiture. We have also joint ventured our uranium projects in the Great Divide Basin area of Wyoming, and plan to maintain, explore, and if warranted, develop our projects in the Powder River Basin area of Wyoming. We anticipate that our joint venture partners will conduct exploration of our Wyoming Great Divide Basin, and Mongolian mineral properties.

We hold interests in the following mineral properties:

Name of Property	Location
State Mineral Leases, Federal Mining Claims and Private (Fee) Mineral	Powder River Basin, Wyoming, USA
State Mineral Leases, Federal Mining Claims (joint venture agreement in place)	Great Divide Basin, Wyoming, USA
Cochrane River Property	Saskatchewan, Canada
Eight Exploration Licenses (joint venture agreement in place)	Mongolia

Our plan of operations is to carry out exploration of our Wyoming Powder River Basin properties while our joint venture partners will be responsible for carrying out exploration of our Wyoming Great Divide Basin properties and Mongolia properties. Most of our exploration programs are preliminary in nature in that their completion may not result in a determination that our properties contain commercially exploitable quantities of uranium mineralization.

Our exploration program in the Wyoming Powder River Basin will be directed by our management and will be supervised by Mr. George Hartman, our executive vice-president of mining and chief operating officer. We will engage contractors to carry out our exploration programs under Mr. Hartman’s supervision. Contractors that we plan to engage include project geologists, drilling companies and geophysical logging companies, each according the specific exploration program on each property. Exploration of our Wyoming Great Divide Basin and Mongolian mineral properties will be undertaken by our partners, Black Range Minerals (Black Range) and Bluerock Resources Ltd. (Bluerock), respectively.

Our management will make determinations as to whether to proceed with the additional exploration of our Wyoming Powder River Basin mineral properties based on the results of the preliminary exploration that we undertake. In completing these determinations, we will make an assessment as to whether the results of the exploration are sufficiently positive for us to proceed with more advanced exploration. On our Wyoming Great Divide Basin and Mongolian mineral properties, our partners are committed to certain minimum exploration expenditures over the earn-in period. In March, 2008, Bluerock earned a 60% interest in the Mongolia project by satisfying its first set of earn-in obligations. The management of Black Range and Bluerock will be responsible for overseeing the exploration in Wyoming Great Divide Basin and Mongolia, respectively. Bluerock is required to submit reports on the results of their exploration efforts in Mongolia.

We plan to continue exploration of our mineral properties for so long as the results of the geological exploration that we complete indicate that further exploration of our mineral properties is warranted, and we are able to obtain the additional financing necessary to enable us to continue exploration.

Selected Financial Data

The selected financial information presented below as of and for the periods indicated is derived from our financial statements contained elsewhere in this prospectus and should be read in conjunction with those financial statements.

INCOME STATEMENT DATA	Year Ended December 31
	2007	2006	2005

Revenue	NIL	NIL	NIL
Operating Expenses	14,951,402	7,126,992	4,891,392
Net Loss	(14,197,366)	(6,548,901)	(5,002,225)
Loss per Common share*	(0.37)	(0.22)	(0.38)
Weighted Average Number of Common Shares Outstanding	38,438,000	29,738,000	12,995,000

INCOME STATEMENT DATA	Three Months Ended March 31 (Unaudited)
	2008	2007

Revenue	NIL	NIL
Operating Expenses	28,381,499	8,685,157
Net (Loss)	(28,319,203)	(8,508,444)
(Loss) per Common share*	(0.64)	(0.23)
Weighted Average Number of Common Shares Outstanding	44,318,000	36,266,000

BALANCE SHEET DATA	At December 31, 2007	At December 31, 2006

Working Capital	11,114,149	11,979,951
Total Assets	12,216,146	12,491,996
Accumulated Deficit	(25,896,798)	(11,699,432)
Stockholders’ Equity	11,518,291	12,113,187

BALANCE SHEET DATA	At March 31, 2008
(Unaudited)

Working Capital	4,773,633
Total Assets	5,823,982
Accumulated Deficit	(54,216,001)
Stockholders’ Equity	5,466,098

* Basic and diluted.

RISK FACTORS AND UNCERTAINTIES

Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Risks Related to Our Business

Our future performance is difficult to evaluate because we have a limited operating history.

We were incorporated in 1999 and we began to implement our current business strategy in the uranium industry in the beginning of 2005. Our operating cash flow needs have been financed primarily through issuances of our common stock. As a result, we have little historical financial and operating information available to help you evaluate our performance or an investment in our common stock and warrants.

Because the probability of an individual prospect ever having reserves is remote, our properties may not contain any reserves, and any funds spent on exploration may be lost.

We have no uranium producing properties and have never generated any revenue from our operations. Because the probability of an individual prospect ever having reserves is remote, our properties may not contain any reserves, and any funds spent on exploration may be lost. Notwithstanding our disclosures to Canadian authorities under National Instrument 43-101, we do not know with certainty that economically recoverable uranium exists on any of our properties. We may never discover uranium in commercially exploitable quantities and any identified deposit may never qualify as a commercially mineable (or viable) reserve. We will continue to attempt to acquire the surface and mineral rights on lands that we think are geologically favorable or where we have historical information in our possession that indicates uranium mineralization might be present.

The exploration and development of mineral deposits involves significant financial and other risks over an extended period of time, which even a combination of careful evaluation, experience and knowledge may not eliminate. While discovery of a uranium, precious or base metal deposit may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenses are required to establish reserves by drilling and to construct mining and processing facilities at a site. Our uranium properties are all at the exploration stage and do not contain any reserves at this time. It is impossible to ensure that the current or proposed exploration programs on properties in which the Company has an interest will result in the delineation of mineral deposits or in profitable commercial operations. Our operations are subject to the hazards and risks normally incident to exploration, development and production of uranium, precious and base metals, any of which could result in damage to life or property, environmental damage and possible legal liability for such damage. While we may obtain insurance against certain risks, the nature of these risks are such that liabilities could exceed policy limits or could be excluded from coverage. There are also risks against which we cannot insure or against which we may elect not to insure. The potential costs which could be associated with any liabilities not covered by insurance, or in excess of insurance coverage, or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our future earnings and competitive position and, potentially our financial viability.

We have a limited operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease exploration activities.

We were incorporated in 1999 and are engaged in the business of mineral exploration. We have not realized any revenue from our operations. We have a relatively limited exploration history upon which an evaluation of our future success or failure can be made. Our net loss since inception through December 31, 2007 is $25,896,798, an amount which includes stock based compensation of $13,030,491 and mineral property expenditures of $8,684,649. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to locate a profitable mineral property;
*	our ability to generate revenues;
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties plus development costs to produce saleable product. We may not guarantee we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

Because some of our officers and directors do not have technical training or experience in exploring for, starting, and operating a mine, we may have to hire qualified personnel. If we can’t locate qualified personnel, we may have to suspend or cease exploration activity which may result in the loss of your investment.

Some, but not all, of our officers and directors do have experience with exploring for, starting, and operating a mine. Because some of our officers and directors are inexperienced with exploring for, starting, and operating a mine, we may have to hire qualified persons to perform surveying, exploration, and excavation of our property. Some of our officers and directors have no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Their decisions and choices would typically take into account standard engineering or managerial approaches mineral exploration companies commonly use. However, our exploration activities, earnings and ultimate financial success could suffer irreparable harm due to certain of management’s decisions. As a result we may have to suspend or cease exploration activities, or any future warranted development activities, which would likely result in the loss of your investment.

We have no known reserves. Without reserves we may not be able to generate income and if we cannot generate income we will have to cease exploration activities which result in the loss your investment.

We have no known reserves. Without reserves, we may not be able to generate income and if we cannot generate income we will have to cease exploration activities which would likely result in the loss of your investment. We have attempted to acquire the surface and mineral rights on lands that we think are geologically favorable or where we have historical information in our possession that indicates uranium mineralization might be present. It is not known with certainty that economically recoverable uranium exists on any of our properties.

Even in the event commercial quantities of uranium are discovered, the mining properties might not be brought into a state of commercial production. Estimates of mineral reserves are inherently imprecise and depend to some extent on statistical inferences drawn from limited methods, which may prove unreliable. Fluctuations in the market prices of uranium may render reserves and deposits containing relatively low grades of uranium uneconomic. Whether a uranium, precious or base metal deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as its size and grade; costs and efficiency of the recovery methods that can be employed; proximity to infrastructure; financing costs; and governmental regulations, including regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of minerals and environmental protection. The effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on our invested capital.

Our future profitability will be dependent on Uranium Prices.

Because a significant portion of our anticipated revenues are expected to be derived from the sale of uranium, our net earnings, if any, can be affected by the long- and short-term market price of U3O8. Uranium prices are subject to fluctuation. The price of uranium has been and will continue to be affected by numerous factors beyond our control. With respect to uranium, such factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium supply from secondary sources and uranium production levels and costs of production. Spot prices for U3O8 were at $20.00 per pound U3O8 in December 2004, rose to $35.25 per pound in December 2005 and rose again to $72.00 per pound in December 2006. During 2007 the spot price reached a high of $138.00 per pound. The U.S. monthly spot price of U3O8 was approximately $90.00 per pound in December 2007. As of June 23 , 2008 the U.S. weekly spot price of U308 was $57.00 per pound.

Our operations are subject to environmental regulation and environmental risks.

We are required to comply with applicable environmental protection laws and regulations and permitting requirements, and we anticipate that we will be required to continue to do so in the future. The material laws and regulations within the U.S. that the Company must comply with are the Atomic Energy Act, Uranium Mill Tailings Radiation Control Act of 1978 (UMTRCA), Clean Air Act, Clean Water Act, Safe Drinking Water Act, Federal Land Policy Management Act, National Park System Mining Regulations Act, and the State Mined Land Reclamation Acts or State Department of Environmental Quality regulations, as applicable. We also are required to comply with environmental protection laws in Mongolia and Canada. We are required to comply with the Atomic Energy Act, as amended by UMTRCA, by applying for and maintaining an operating license from the State of Wyoming. Uranium operations must conform to the terms of such licenses, which include provisions for protection of human health and the environment from endangerment due to radioactive materials. The licenses encompass protective measures consistent with the Clean Air Act and the Clean Water Act. We intend to utilize specific employees and consultants in order to comply with and maintain our compliance with the above laws and regulations.

The uranium industry is subject not only to the worker health and safety and environmental risks associated with all mining businesses, but also to additional risks uniquely associated with uranium mining and milling. The possibility of more stringent regulations exists in the areas of worker health and safety, the disposition of wastes, the decommissioning and reclamation of exploration, mining and in-situ sites, and other environmental matters, each of which could have a material adverse effect on the costs or the viability of a particular project. We cannot predict what environmental legislation, regulation or policy will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. The recent trend in environmental legislation and regulation, generally, is toward stricter standards and this trend is likely to continue in the future. This recent trend includes, without limitation, laws and regulations relating to air and water quality, mine reclamation, waste handling and disposal, the protection of certain species and the preservation of certain lands. These regulations may require the acquisition of permits or other authorizations for certain activities. These laws and regulations may also limit or prohibit activities on certain lands. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or stricter interpretation of existing laws, may necessitate significant capital outlays, may materially affect our results of operations and business, or may cause material changes or delays in our intended activities.

Our operations may require additional analysis in the future including environmental and social impact and other related studies. Certain activities require the submission and approval of environmental impact assessments. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers, and employees. There can be no assurance that we will be able to obtain or maintain all necessary permits that may be required to continue its operation or its exploration of its properties or, if feasible, to commence development, construction or operation of mining facilities at such properties on terms which enable operations to be conducted at economically justifiable costs.

We intend to extract uranium from our properties using the in-situ recovery mining process which may not be successful.

We intend to extract uranium from our properties using in-situ recovery mining, which is suitable for extraction of certain types of uranium deposits. This process requires in-situ recovery mining equipment and trained personnel. Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, and certain equipment such as drilling rigs and other equipment that we might need to conduct exploration and, if warranted, development. We will attempt to locate additional products, equipment and materials as needed. If we cannot find the products and equipment we need, we will have to suspend our exploration and, if warranted, development plans until we do find the products and equipment we need.

We face risks related to exploration and development, if warranted, on our properties.

Our level of profitability, if any, in future years will depend to a great degree on uranium prices and whether any of our exploration stage properties can be brought into production. The exploration for and development of mineral deposits involves significant risks. It is impossible to ensure that the current and future exploration programs and/or feasibility studies on our existing properties will establish reserves. Whether an uranium ore body will be commercially viable depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; uranium prices, which cannot be predicted and which have been highly volatile in the past; mining, processing and transportation costs; perceived levels of political risk and the willingness of lenders and investors to provide project financing; labor costs and possible labor strikes; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, and reclamation and closure obligations.

We are subject to the risks normally encountered in the mining industry, such as:

•	unusual or unexpected geological formations;
•	fires, floods, earthquakes, volcanic eruptions, and other natural disasters;
•	power outages and water shortages;
•	cave-ins, land slides, and other similar mining hazards;
•	labor disruptions and labor disputes;

•	inability to obtain suitable or adequate machinery, equipment, or labor;

•	liability for pollution or other hazards; and

•	other known and unknown risks involved in the operation of mines and the conduct of exploration.

The development of mineral properties is affected by many factors, including, but not limited to: the cost of operations, variations in the grade of ore, fluctuations in metal markets, costs of extraction and processing equipment, availability of equipment and labor, labor costs and possible labor strikes, and government regulations, including without limitation, regulations relating to taxes, royalties, allowable production, importing and exporting of minerals, foreign exchange, employment, worker safety, transportation, and environmental protection. Depending on the price of uranium, we may determine that it is impractical to commence, or, if commenced, continue, commercial production. Such a decision would negatively affect our profits and may affect the value of your investment.

Because we may be unable to meet property payment obligations or be able to acquire necessary mining licenses, we may lose interests in our exploration properties.

The agreements pursuant to which we acquired our interests in some of our properties provide that we must make a series of cash payments over certain time periods, expend certain minimum amounts on the exploration of the properties or contribute our share of ongoing expenditures. If we fail to make such payments or expenditures in a timely fashion, we may lose our interest in those properties. Further, even if we do complete exploration activities, we may not be able to obtain the necessary licenses to conduct mining operations on the properties, and thus would realize no benefit from our exploration activities on the properties.

Because mineral exploration and development activities are inherently risky, we may be exposed to environmental liabilities. If such an event were to occur it may result in a loss of your investment.

The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. At present, none of our properties has a known body of commercial ore. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs. Although we intend to carry liability insurance with respect to our mineral exploration operations, we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards against which we cannot insure or against which we may elect not to insure. There are also physical risks to the exploration personnel working in the rugged terrain of Mongolia, often in poor climate conditions. Previous mining operations may have caused environmental damage at certain of our properties. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective. If any of our properties is found to have commercial quantities of ore, we would be subject to additional risks respecting any development and production activities. Most exploration projects do not result in the discovery of commercially mineable deposits of ore.

Because we have not put a mineral deposit into production before, we may have to acquire outside expertise. If we are unable to acquire such expertise we may be unable to put our properties into production and you may lose your investment.

The board of directors includes six individuals that have technical or financial experience in placing mining projects into production. However, we will be dependent upon using the services of appropriately experienced personnel or entering into agreements with other major resource companies that can provide such expertise. There can be no assurance that we will have available to us the necessary expertise when and if we place mineral deposit properties into production.

Because certain of our mineral interests are in Mongolia, you will be exposed to political risk. Such political risk could result in us losing value of our properties in Mongolia. If this occurs you could lose your investment.

Some of our mineral interests are in Mongolia and may be affected by varying degrees of political instability and the policies of other nations in respect of these countries. These risks and uncertainties include military repression, political and labor unrest, extreme fluctuations in currency exchange rates, high rates of inflation, terrorism, hostage taking and expropriation. A small portion of our mineral interests are currently located in Mongolia. Our mining, exploration and development activities may be affected by changes in government, political instability and the nature of various government regulations relating to the mining industry, including but not limited to, environmental regulation, labor regulations, worker health and safety regulations, and royalties, taxes, import and export laws and regulations. Any changes in regulations or shifts in political conditions are beyond our control and may adversely affect our business and/or holdings. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, environmental legislation, imposition of new, high government royalties and ownership interests, and safety factors. Our operations in Mongolia entail significant governmental, economic, social, medical and other risk factors common to all developing countries.

Because our Mongolian subsidiary company may require certain approvals to advance our operations we are at risk of not receiving such approvals. If we don’t receive the necessary approvals we may lose our Mongolian property interests resulting in a loss of your investment.

While we are authorized to explore for uranium on our Mongolian projects, we may be required to obtain further approvals from regulatory authorities in Mongolia in order to conduct mining operations. There is no assurance that such approvals would be granted by the Mongolian authorities at all or on terms favorable to the continued operations. The laws of Mongolia are ambiguous, inconsistently applied and subject to reinterpretation or change. While we believe that we will be properly established and that we have taken the steps necessary to obtain our interest in these projects, there can be no guarantee that such steps will be sufficient to preserve our interests in these projects.

The mining industry is highly competitive.

The business of the acquisition, exploration, and development of uranium properties is intensely competitive. We will be required to compete, in the future, directly with other corporations that may have better access to potential uranium resources, more developed infrastructure, more available capital, better access to necessary financing, and more knowledgeable and available employees than us. We may encounter competition in acquiring uranium properties, hiring mining professionals, obtaining mining resources, such as manpower, drill rigs, and other mining equipment. Such competitors could outbid us for potential projects or produce minerals at lower costs. Increased competition could also affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for uranium exploration in the future.

Risks Related to Corporate and Financial Structure

We are dependent upon key management employees.

The success of our operations will depend upon numerous factors, many of which are beyond our control, including (i) our ability to enter into strategic alliances through a combination of one or more joint ventures, mergers or acquisition transactions; and (ii) our ability to attract and retain additional key personnel in sales, marketing, technical support and finance. We currently depend upon our management employees to seek out and form strategic alliances and find and retain additional employees. There can be no assurance of success with any or all of these factors on which our operations will depend. We have relied and may continue to rely, upon consultants and others for operating expertise.

Our growth will require new personnel, which we will be required to recruit, hire, train and retain.

We expect significant growth in the number of our employees if we determine that a mine at any of our properties is commercially feasible, we are able to raise sufficient funding and we elect to develop the property. This growth will place substantial demands on us and our management. Our ability to assimilate new personnel will be critical to our performance. We will be required to recruit additional personnel and to train, motivate and manage employees. We will also have to adopt and implement new systems in all aspects of our operations. This will be particularly critical in the event we decide not to use contract miners at any of our properties. We have no assurance that we will be able to recruit the personnel required to execute our programs or to manage these changes successfully.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract officers and directors.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies. Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the Securities and Exchange Commission that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

While we believe we have adequate internal control over financial reporting, we are required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002. Any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the price of our shares of common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, beginning with our annual report on Form 10-K for the fiscal year ended December 31, 2007, we are required to furnish a report by management on our internal control over financial reporting. Such report contains among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This annual assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. Beginning with our annual report on Form 10-K for the fiscal year ended December 31, 2007, such report also contains a statement that our auditors have issued an attestation report on our management’s assessment of such internal controls. Public Company Accounting Oversight Board Auditing Standard No. 2 provides the professional standards and related performance guidance for auditors to attest to, and report on, our management’s assessment of the effectiveness of internal control over financial reporting under Section 404.

Failure to comply with the new rules in the future may make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors, or as executive officers.

Stock market price and volume volatility.

The market for our common shares may be highly volatile for reasons both related to the performance of the Company or events pertaining to the industry (i.e., mineral price fluctuation/high production costs/accidents) as well as factors unrelated to the Company or its industry. In particular, market demand for uranium fluctuates from one business cycle to the next, resulting in change of demand for the mineral and an attendant change in the price for the mineral. Our common shares can be expected to be subject to volatility in both price and volume arising from market expectations, announcements and press releases regarding our business, and changes in estimates and evaluations by securities analysts or other events or factors. In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly small-capitalization companies, have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values, or prospects of such companies. For these reasons, the price of our common shares can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.

Dilution through the granting of options.

Because the success of the Company is highly dependent upon its respective employees, we may in the future grant to some or all of our key employees, directors and consultants options to purchase our common shares as non-cash incentives. Those options may be granted at exercise prices equal to market prices at times when the public market is depressed. To the extent that significant numbers of such options may be granted and exercised, the interests of the other stockholders of the Company may be diluted.

You may lose your entire investment in our shares.

An investment in our common stock is highly speculative and may result in the loss of your entire investment. Only investors who are experienced investors in high risk investments and who can afford to lose their entire investment should consider an investment in us.

In the event that your investment in our shares is for the purpose of deriving dividend income or in expectation of an increase in market price of our shares from the declaration and payment of dividends, your investment may be compromised because we do not intend to pay dividends.

We have never paid a dividend to our shareholders, and we intend to retain our cash for the continued development of our business. We do not intend to pay cash dividends on our common stock in the foreseeable future. As a result, your return on investment will be solely determined by your ability to sell your shares in a secondary market.

We depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to execute our business plan or pursue investments that we may rely on for future growth.

We rely on access to long-term capital markets as a source of liquidity for capital and operating requirements. If we are not able to access financial markets at competitive rates, our ability to implement our business plan and strategy may be affected. Certain market disruptions may increase our cost of borrowing or affect our ability to access one or more financial markets. Such market disruptions could result from:

•	adverse economic conditions;
•	adverse general capital market conditions;
•	poor performance and health of the uranium industry in general;
•	bankruptcy or financial distress of unrelated uranium companies or marketers;
•	significant decrease in the demand for uranium;
•	adverse regulatory actions that affect our exploration and development plans; and
•	terrorist attacks on our potential customers.

USE OF PROCEEDS

We will not receive any of the proceeds of the shares offered by the Selling Security Holders. We may receive proceeds from the exercise of warrants, if any, and will use any such proceeds for general working capital purposes.

SELLING SECURITY HOLDERS

This prospectus covers the offering of up to 15,940,898 shares of our common stock by Selling Security Holders.

The shares issued to the Selling Security Holders are “restricted” shares under applicable federal and state securities laws and are being registered to give the Selling Security Holders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Security Holders. The Selling Security Holders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See “Plan of Distribution” beginning on page 33 of this prospectus. Each of the Selling Security Holders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents. The Selling Security Holders and any agents or broker-dealers that participate with the Selling Security Holders in the distribution of their registered shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We will receive no proceeds from the sale of the registered shares, and we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

Selling Security Holders Information

The following is a list of the Selling Security Holders who own an aggregate of 15,940,898 shares of our common stock covered in this prospectus, including 4,932,498 shares acquirable upon exercise of warrants and 120,000 shares acquirable upon the exercise of agents’ warrants within 60 days of the date of this prospectus. The Selling Security Holders acquired the shares of common stock or warrants to purchase shares of common stock in our private placement. See “Transactions with Selling Security Holders” beginning on page 32 of this prospectus for further details. At July 2 , 2008, we had 55,432,387 shares of common stock issued and outstanding.

	Before Offering		After Offering
Name	Total Number of Shares Beneficially Owned	Percentage of Shares Owned(1)	Number of Shares Offered(2)	Shares Owned After Offering	Percentage of Shares owned After Offering

Thomas Downie Holdings Ltd.	37,500	**	37,500	0	0%
100 - 814 Richards Street
Vancouver, BC V6B 3A7(3)

Marilyn Corbett	30,000	**	30,000	0	0%
5940 Raven Place
Vancouver, BC V7W 1X2(4)

Corbett Realty Ltd.	30,000	**	30,000	0	0%
5940 Raven Place
Vancouver, BC V7W 1X2(5)

Fei-Brent Investment Inc.	37,500	**	37,500	0	0%
c/o Haywood Securities Inc.
2100 - 400 Burrard Street
Vancouver, BC V6C 3A6(6)

Banque Privee Edmond De Rothschild Europe	37,500	**	37,500	0	0%
Ref The Marlborough Trust
20 BD Emmanuel Servais 2535
Luxembourg(7)

Banque Privee Edmond De Rothschild Europe (BP#6)	37,500	**	37,500	0	0%
Ref 53440 Springvalve Ent
20 BD Emmanuel Servais 2535
Luxembourg(8)

Banque Privee Edmond De Rothschild Europe	75,000	**	75,000	0	0%
Ref 301260 Chrometech 1
20 BD Emmanuel Servais 2535
Luxembourg(9)

Marna Disbrow	140,000	**	90,000	50,000	**

PO Box 461
Heriot Bay, BC V0P 1H0(10)

David A. Wallace	37,500	**	37,500	0	0%
2937 44th Ave W
Vancouver, BC V6N 3K3(11)

Julie Turcotte	37,500	**	37,500	0	0%
21 Summit Ave
Sault Ste Marie, ON P6B 2S2(12)

Colin &/or Theresa Jensen	37,500	**	37,500	0	0%
351 Leadville Ave
Ketchum, ID 83340(13)

Roger L. Miller	75,000	**	75,000	0	0%
26500 SW 182 Ave
Homestead, FL 33031(14)

Embark Investments Trust	37,500	**	37,500	0	0%
2160 - 650 W Georgia Street
Vancouver, BC V6B 4N7(15)

John Niemeyer	37,500	**	37,500	0	0%
15 82nd Drive, Ste 210
Gladstone, OR 97027(16)

John Hasse	37,500	**	37,500	0	0%
49 Elkhorn Fairway #9
Sunvalley, ID 83353(17)

Alpine Capital Corp.	37,500	**	37,500	0	0%
2100 - 330 5th Ave SW
Calgary, AB T2P 0L4(18)

Kai Commercial Trust	37,500	**	37,500	0	0%
2100 - 330 5th Ave SW
Calgary, AB T2P 0L4(19)

Avila Investments Ltd.	37,500	**	37,500	0	0%
900 - 666 Burrard Street
Vancouver, BC V6C 2X8(20)

Ken Downie	37,500	**	37,500	0	0%
100 - 814 Richards Street
Vancouver, BC V6B 3A7(21)

Richard &/or Valerie Bradshaw	37,500	**	37,500	0	0%
4676 NW Marine Drive
Vancouver, BC V6R 1B9(22)

Paul Meidal	15,000	**	15,000	0	0%
9 - 1140 25 Street
West Vancouver, BC V7V 0A2(23)

Paul &/or Kari Meidal	15,000	**	15,000	0	0%
9 - 1140 25 Street
West Vancouver, BC V7V 0A2(24)

Bill Disbrow	37,500	**	37,500	0	0%
1275 Pacific Street, Suite 2201
Vancouver, BC V6E 1T6(25)

Dr. David Harris	37,500	**	37,500	0	0%
1006 - 125 Milross Ave
Vancouver, BC V6A 0A1(26)

James William Bishop	37,500	**	37,500	0	0%
622 E 18th Street
North Vancouver, BC V7L 2Y5(27)

Norma Harris	37,500	**	37,500	0	0%
1006 - 125 Milross Ave
Vancouver, BC V6A 0A1(28)

Bernice Willoughby	30,000	**	30,000	0	0%
1878 14th Ave
West Vancouver, BC V6J 2J9(29)

Don Willoughby	30,000	**	30,000	0	0%
1878 14th Ave
West Vancouver, BC V6J 2J9(30)

Ron &/or Judy Hughes	30,000	**	30,000	0	0%
7430 Mark Cres

Burnaby, BC V5A 1Z3(31)

National Cross Country Ski Development Association	37,500	**	37,500	0	0%
c/o Haywood Securities Inc.
2100 - 400 Burrard Street
Vancouver, BC V6C 3A6(32)

Darilyn Platt	30,000	**	30,000	0	0%
2869 Wembley Place
North Vancouver, BC V7J 3C1(33)

John G. Platt	30,000	**	30,000	0	0%
2869 Wembley Place
North Vancouver, BC V7J 3C1(34)

Stephen Kerr	15,000	**	15,000	0	0%
943 Beaumont Drive
North Vancouver, BC V7R 1P5(35)

Judith McGladdery	15,000	**	15,000	0	0%
1381 Burnside Road
West Vancouver, BC V7S 2P6(36)

Brigitte Relling	30,000	**	30,000	0	0%
1547 Gordon Ave
West Vancouver, BC V7V 1T8(37)

Malcolm Alford	45,000	**	45,000	0	0%
Box 7 Site 18 RR 1 Station Main
Okotoks, AB T1S 1A1(38)

Alan Fisher
Box 872	30,000	**	30,000	0	0%
Rossland, BC V0G 1Y0(39)

Kaimar Investments Corp.	45,000	**	45,000	0	0%
1885 Marine Drive
North Vancouver, BC V7P 1V5(40)

Robert J. Travers	15,000	**	15,000	0	0%

343 Moyne Drive
West Vancouver, BC V7S 1J6(41)

Paul Sharpe &/or Jacqueline Cristianini	15,000	**	15,000	0	0%
1943 Riverside Drive
North Vancouver, BC V7C 2C2(42)

Sharpe Sound Studios Inc.	15,000	**	15,000	0	0%
4 - 440 Brooksbank Ave
North Vancouver, BC V7J 2C2(43)

Arthur Haladner	15,000	**	15,000	0	0%
2482 Hudson Crt
West Vancouver, BC V7S 3J2(44)

Wendy Hardy	15,000	**	15,000	0	0%
502 - 1888 Alberni Street
Vancouver, BC V6G 1B3(45)

Robert Hazeldine	15,000	**	15,000	0	0%
1495 Coats Drive
Gabriola Island, BC V0R 1X6(46)

Anne Marie Kains	15,000	**	15,000	0	0%
1885 Marine Drive
North Vancouver, BC V7P 1V5(47)

Kevin McGladdery	15,000	**	15,000	0	0%
1 - 920 Tobruck Ave
North Vancouver, BC V7P 1V8(48)

Murray Baron	30,000	**	30,000	0	0%
23623 N Scottsdale Road
Scottsdale, AZ 85255(49)

Marna Disbrow	65,000	**	15,000	50,000	**
PO Box 461
Heriot Bay, BC V0P 1H0(50)

Anar Shariff	30,000	**	30,000	0	0%
5259 Windjammer Road
Delta, BC V4K 5A6(51)

Vista Del Mar	52,500	**	52,500	0	0%
Po Box HM 2903
Hamilton HM LX, Bermuda(52)

Bruno Richter	15,000	**	15,000	0	0%
115 Kala Lagoon Ct.
Port Townsend, WA 98368(53)

Dan Shepansky Holdings Ltd.	30,000	**	30,000	0	0%
4601 Wickenden Road
North Vancouver, BC V7G 1H3(54)

Fanning Properties Inc.	9,375	**	9,375	0	0%
3258 13th Ave W
Vancouver, BC V6K 2V5(55)

Arnold Armstrong	14,250	**	14,250	0	0%
2080 - 777 Hornby Street
Vancouver, BC V6Z 1S4(56)

Blake Pottinger	9,375	**	9,375	0	0%
1100 - 900 W Hastings Street
Vancouver, BC V6C 1E5(57)

Robert Duncan Productions Inc.	15,000	**	15,000	0	0%
3075 39th Ave W
Vancouver, BC V6N 2Z7(58)

James Kelsey	12,000	**	12,000	0	0%
20651 97B Ave
Langley, BC V1M 3Y3(59)

Paul Sabiston	22,500	**	22,500	0	0%
2810 Bellevue Ave
West Vancouver, BC V7V 1E8(60)

Steve Fitzmaurice	22,500	**	22,500	0	0%
82 McKenzie Lake Island SE
Calgary, AB T2Z 3P4(61)

Douglas Birnie	15,000	**	15,000	0	0%
2101 - 550 Pacific Street
Vancouver, BC V6Z 3G2(62)

Salim Shariff	30,000	**	30,000	0	0%
2033 2nd Ave, Unit 1805
Seattle, WA 98121(63)

Michael Fitzmaurice	22,500	**	22,500	0	0%
1806 St Denis Road
West Vancouver, BC V7V 3W5(64)

Charles Lyall	52,500	**	52,500	0	0%
3392 W 38th Ave
Vancouver, BC V6N 2X7(65)

Susan Gallagher	15,000	**	15,000	0	0%
36 - 5760 Hampton Place
Vancouver, BC V6T 2G1(66)

Embark Investment Trust	52,500	**	52,500	0	0%
2160 - 650 W Georgia Street
Vancouver, BC V6B 4N7(67)

G. Scott Paterson	80,000	**	30,000	50,000	**
401 - 463 King Street W
Toronto, ON M5V 1K4(68)

Robert A. Montgomery	245,530	**	145,500	100,030	**
W. Lyford Place
Lyford Cay, Bahamas(69)

R. Craig Barton	37,500	**	37,500	0	0%
45710 Airport Road
Chilliwack, BC V2P 6Z9(70)

Arthur Brown	60,000	**	15,000	45,000	**
597 - 1027 Davie Street
Vancouver, BC V6E 4L2(71)

Gerald Mitton	575,000	1.04%	37,500	537,500	**
3543 W 24th Ave
Vancouver, BC V6S 1L5(72)

Craig Graupe	25,000	**	15,000	10,000	**
63 Mount Assiniboine Circle SE

Calgary, AB T2Z 2M8(73)

Eric Fergie	96,000	**	30,000	66,000	**
2221 Venables Street
Vancouver, BC V5L 2J5(74)

Heiko Bauer	23,000	**	15,000	8,000	**
Kranach 29
8462 Gamlitz, Austria(75)

Guillermo Lozano-Chavez	65,000	**	45,000	20,000	**
Camino Lindavista #112
Fracc Loss Remedios
34000 Durango, Mexico(76)

Douglas Verne Higgs	197,500	**	22,500	175,000	**
118 - 9700 Glenacres Drive
Richmond, BC V7A 1Y7(77)

Jason Anderson	65,000	**	30,000	35,000	**
4445 W 5th Ave
Vancouver, BC V6R 2S4(78)

Arlana Anderson	17,750	**	9,750	8,000	**
4445 W 5th Ave
Vancouver, BC V6R 2S4(79)

Aileen Lloyd	1,156,940	2.09%	75,000	1,081,940	1.95%
3996 Michener Ct
North Vancouver, BC V7K 3C7(80)

Bjorn Kirchner	180,000	**	60,000	120,000	**
Gartenstrasse 26
4563 Micheldorf, Austria(81)

John Ross	22,250	**	9,750	12,500	**
3750 Burns Road
Courtney, BC V9J 1S2(82)

Millerd Holdings Ltd.	150,000	**	150,000	0	0%

833 W 3rd Street
North Vancouver, BC V7P 3K7(83)

Laurence Guichon	37,500	**	37,500	0	0%
4260 River Road W
Delta, BC V4K 1S1(84)

Terry Evancio	37,500	**	37,500	0	0%
7643 Garfield Drive
Delta, BC V4C 4E6(85)

John Day	15,000	**	15,000	0	0%
4368 W 8th Ave
Vancouver, BC V6R 2A1(86)

Timothy Turyk	15,000	**	15,000	0	0%
6891 Cypress Street
Vancouver, BC V6P 5L9(87)

Trafalgar 1805 Ltd.	15,000	**	15,000	0	0%
90 Jermyn Street
London, UK SW1Y 6JD(88)

Ken Bates	15,000	**	15,000	0	0%
3999 40th Street
Delta, BC V4K 3N2(89)

Remap Management Ltd.	15,000	**	15,000	0	0%
800 - 475 W Georgia Street
Vancouver, BC V6B 4M9(90)

Gladys Tough	15,000	**	15,000	0	0%
17379 101 Ave
Surrey, BC V4N 4L7(91)

Andron Capital Mgmt.	60,000	**	60,000	0	0%
3650 Mt. Diablo Blvd., Ste 103
Lafayette, CA 94549(92)

2035718 Ontario Inc.	90,000	**	90,000	0	0%
55 University Ave, Suite 603
Toronto, ON M5J 2H7(93)

Corsair Capital Partners, L.P.	144,580	**	144,580	0	0%
Corsair Capital Management, LLC
350 Madison Ave, 9th Floor
New York, NY 10017(94)

Corsair Capital Partners 100, L.P.	9,160	**	9,160	0	0%
Corsair Capital Management, LLC
350 Madison Ave, 9th Floor
New York, NY 10017(95)

Corsair Capital Investors, Ltd.	18,759	**	18,759	0	0%
Ugland House, South Church Street
Georgetown, Grand Cayman, Cayman Islands(96)

EDJ Limited	22,500	**	22,500	0	0%
c/o Elco Securities Ltd.
Loyalist Plaza, Don Mackay Blvd.
Box AB-2037
Marsh Harbour, Abaco, Bahamas(97)

Porter Partners, L.P.	90,000	**	90,000	0	0%
300 Drakes Landing Road, Ste. 175
Greenbrae, CA 94904(98)

Uranium Focused Energy Fund	1,887,500	3.40%	637,500	1,250,000	2.26%
58th Floor, 1st Canadian Place, PO Box 192
Toronto, ON M5X 1A6(99)

Kingsford Capital Partners, LP	17,685	**	17,685	0	0%
1160 Brickyard Cove Road, Suite 300
Point Richmond, CA 94801(100)

Y2K Partners, LP	14,250	**	14,250	0	0%
1160 Brickyard Cove Road, Suite 300
Point Richmond, CA 94801(101)

Kingsford International, Ltd.	80,565	**	80,565	0	0%
1160 Brickyard Cove Road, Suite 300
Point Richmond, CA 94801(102)

Front Street Managed Act#1	16,446	**	16,446	0	0%
33 Yonge Street, Suite 600
Toronto, ON M5E 1G4(103)

Front Street Resource Performance Fund	521,757	**	521,757	0	0%
33 Yonge Street, Suite 600
Toronto, ON M5E 1G4(104)

Front Street Resource Fund	50,856	**	50,856	0	0%
33 Yonge Street, Suite 600
Toronto, ON M5E 1G4(105)

Front Street FT 2007 L.P.	303,403	**	303,403	0	0%
33 Yonge Street, Suite 600
Toronto, ON M5E 1G4(106)

CIBC Securities-Energy Fund	566,983	1.02%	566,983	0	0%
33 Yonge Street, Suite 600
Toronto, ON M5E 1G4(107)

CIBC Securities Inc., Canadian Resources Fund	371,820	**	371,820	0	0%
33 Yonge Street, Suite 600
Toronto, ON M5E 1G4(108)

Talvest Global Resources Fund	96,234	**	96,234	0	0%
33 Yonge Street, Suite 600
Toronto, ON M5E 1G4(109)

Joachim Brunner	110,000	**	45,000	65,000	**
Wickepoint Gasse 13
4011 Buchkirchen
Austria(110)

Dennis Higgs	4,447,001	7.92%	123,000	4,324,001	7.71%
4520 West 5th Avenue
Vancouver,British Columbia V6R 1S7(111)

Sascha Opel	85,000	**	60,000	25,000	**
1A Schachtgasse
D-95362 Kupferberg

Germany(112)

Glenn Catchpole	2,163,500	3.85%	7,500	2,156,000	3.84%
222 Carriage Circle
Cheyenne, Wyoming 82009(113)

Steve Kirkwood (114)	1,044,702	1.88%	124,500	920,202	1.66%
6220 S. Walnut Street
Casper, Wyoming 82601

2029, LLC	2,273,340	4.10%	240,000	2,033,340	3.67%
P.O. Box 3003
Casper, Wyoming 82602 (115)

Denison Mines, Inc.	8,197,500	14.11%	8,197,500	0	0%
Atrium on Bay
595 Bay Street, Suite 402
Toronto, Ontario M5G 2C2(116)
George Hartman 1220 Elkhorn Valley Drive Casper, Wyoming (117)	1,480,600	2.64%	160,900	1,319,700	2.35%

Stephen L. Payne 2171 W. 40th Casper, Wyoming 82604(118)	862,500	1.56%	862,500	0	0%
Haywood Securities 2000-400 Burrard Street Vancounver, British Columbia Canada V6C 3A6(119)	60,000	**	60,000	0	0%
Cormark Securities Inc. Royal Bank Plaza South Tower, Suite 2800 Toronto, Ontario Canada M5J 2J2(120)	60,000	**	60,000	0	0%

TOTAL	30,310,611	48.53%	15,940,898	14,369,713	24.98%
**	Represents less than one percent of the outstanding common stock.
(1)

All percentages are based on 55,432,387 shares of common stock issued and outstanding on July 2 , 2008. Beneficial ownership is calculated by the number of shares of common stock that each Selling Security Holder owns or controls or has the right to acquire within 60 days of July 2 , 2008.

(2)

This table assumes that each Selling Security Holder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Selling Security Holders are not required to sell their shares. See “Plan of Distribution” beginning on page 33.

(3)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. Ken Downie of Thomas Downie Holdings Ltd. exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(4)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 20,000 common shares and 10,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(5)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. Gary A. Corbett of Corbett Realty Ltd. exercises sole voting control and dispositive power over these securities. Consists of 20,000 common shares and 10,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(6)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. Robert Disbrow of Frei-Brent Investment Inc. exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(7)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. Jean-Francois Evrard of Banque Privee Edmond De Rothschild Europe exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(8)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. Jean-Francois Evrard of Banque Privee Edmond De Rothschild Europe exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(9)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. Jean-Francois Evrard of Banque Privee Edmond De Rothschild Europe exercises sole voting control and dispositive power over these securities. Consists of 50,000 common shares and 25,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(10)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 60,000 common shares and 30,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 50,000 common shares not being registered under this prospectus.

(11)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(12)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(13)

The named individuals exercise joint voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(14)

The named individual exercises sole voting control and dispositive power over these securities. Consists of 50,000 common shares and 25,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(15)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. John D L Mackay of Embark Holdings Corp. the trustee of Embark Investments Trust exercises voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(16)

The named individual exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(17)

The named individual exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(18)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. M Bruce Chernoff of Alpine Capital Corp. exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(19)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. Michael Chernoff of Kai Commercial Trust exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(20)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. Joseph Houssian of Avila Investments Ltd. exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(21)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(22)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individuals, who exercise joint voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(23)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(24)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(25)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(26)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(27)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(28)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(29)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 20,000 common shares and 10,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(30)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 20,000 common shares and 10,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(31)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 20,000 common shares and 10,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(32)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. Don Willoighby, Kim Kawaguchi, and Frei Disbrow of National Cross Country

Ski Development Association exercise joint voting control and dispositive power over these securities. Consists of 25,000 common shares and 12,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(33)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 20,000 common shares and 10,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(34)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 20,000 common shares and 10,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(35)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(36)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(37)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 20,000 common shares and 10,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(38)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 30,000 common shares and 15,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(39)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 20,000 common shares and 10,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(40)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. Peter Kains of Kaimar Investments Corp. exercises sole voting control and dispositive power over these securities. Consists of 30,000 common shares and 15,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(41)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(42)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(43)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. Paul Sharpe of Sharpe Sound Studios Inc. exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(44)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(45)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.
(46)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(47)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(48)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(49)

The named individual exercises sole voting control and dispositive power over these securities. Consists of 20,000 common shares and 10,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(50)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 50,000 common shares not being registered under this prospectus.

(51)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 20,000 common shares and 10,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(52)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. Robert Jennings of Vista Del Mar exercises voting control and dispositive power over these securities. Consists of 35,000 common shares and 17,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(53)

The named individual exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(54)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. Dan Shepansky of Dan Shepansky Holdings Ltd. exercises sole voting control and dispositive power over these securities. Consists of 20,000 common shares and 10,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(55)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. James Fanning of Fanning Properties Inc. exercises sole voting control and dispositive power over these securities. Consists of 6,250 common shares and 3,125 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(56)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. The named individual exercises sole voting control and dispositive power over these securities. Consists of 9,500 common shares and 4,750 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(57)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 6,250 common shares and 3,125 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(58)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. Robert Duncan of Robert Duncan Productions Inc. exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(59)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 8,000 common shares and 4,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(60)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 15,000 common shares and 7,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(61)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 15,000 common shares and 7,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(62)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(63)

The named individual exercises sole voting control and dispositive power over these securities. Consists of 20,000 common shares and 10,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(64)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 15,000 common shares and 7,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(65)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 35,000 common shares and 17,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(66)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(67)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. John McKay of Embark Investment Trust exercises sole voting control and dispositive power over these securities. Consists of 35,000 common shares and 17,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(68)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 20,000 common shares and 10,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 50,000 common shares not being registered under this prospectus.

(69)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 97,000 common shares and 48,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 100,030 common shares not being registered under this prospectus.

(70)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 17,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(71)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 45,000 common shares not being registered under this prospectus.

(72)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 17,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 537,500 common shares not being registered under this prospectus.

(73)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 10,000 common shares not being registered under this prospectus.

(74)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 20,000 common shares and 10,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 66,000 common shares not being registered under this prospectus.

(75)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 8,000 common shares not being registered under this prospectus.

(76)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 30,000 common shares and 15,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 20,000 common shares not being registered under this prospectus.

(77)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 15,000 common shares and 7,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 175,000 common shares not being registered under this prospectus. Douglas Higgs is the brother of Dennis Higgs, our Chairman of the Board.

(78)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 20,000 common shares and 10,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 35,000 common shares not being registered under this prospectus.

(79)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 6,500 common shares and 3,250 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 8,000 common shares not being registered under this prospectus.

(80)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 50,000 common shares and 25,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 1,081,940 common shares not being registered under this prospectus.

(81)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 40,000 common shares and 20,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 120,000 common shares not being registered under this prospectus. Bjorn is the son of Gerhard Kirchner, one of our directors.

(82)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 6,500 common shares and 3,250 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 12,500 common shares not being registered under this prospectus.

(83)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. Don Millerd of Millerd Holdings Ltd. exercises sole voting control and dispositive power over these securities. Consists of 100,000 common shares and 50,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(84)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 17,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(85)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 25,000 common shares and 17,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(86)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(87)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(88)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. John H. Clarke of Trafalgar 1805 Ltd. exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(89)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(90)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named company. Ryan Saunders of Remap Management Ltd. exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(91)

These securities are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Consists of 10,000 common shares and 5,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(92)

These securities are held by Creve & Company for the account of Andron Capital Mgmt., 135 N. Meramec Ave., Clayton, MO 63105. Jonathan Andron of Andron Capital Mgmt. exercises sole voting control and dispositive power over these securities. Consists of 40,000 common shares and 20,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(93)

These securities are held by Investor Company, A/C 5J5047C, 77 Bloor Street W, 3rd Floor, Toronto, ON M4Y 2T1 for the benefit of 2035718 . Rick Kung of 2035718 Ontario Inc. exercises sole voting control and dispositive power over these securities. Consists of 60,000 common shares and 30,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(94)

Jay R. Petschek of Corsair Capital Partners, L.P. exercises sole voting control and dispositive power over these securities. Consists of 96,387 common shares and 48,193 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(95)	Jay R. Petschek of Corsair Capital Partners 100, L.P. exercises sole voting control and dispositive power over these securities. Consists of 6,107 common shares and 3,053 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.
(96)

Jay R. Petschek of Corsair Capital Investors Ltd. exercises sole voting control and dispositive power over these securities. Consists of 12,506 common shares and 6,253 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(97)

Timothy Fraser-Smith of EDJ Limited exercises sole voting control and dispositive power over these securities. Consists of 15,000 common shares and 7,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(98)	Jeffery H. Porter of Porter Partners, L.P. exercises sole voting control and dispositive power over these securities. Consists of 60,000 common shares and 30,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.
(99)

Rob Lauzon of Uranium Focused Energy Fund exercises sole voting control and dispositive power over these securities. Consists of 425,000 common shares and 212,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 1,250,000 common shares not being registered under this prospectus.

(100)

These securities are held for the benefit of the named company by Kingsford Capital Management, LLC, 1160 Brickyard Cove Road, Suite 300, Point Richmond, CA 94801. Dave Scially of Kingsford Capital Partners, LP exercises sole voting control and dispositive power over these securities. Consists of 11,790 common shares and 5,895 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(101)

David Scially of Y2K Partners, LP exercises sole voting control and dispositive power over these securities. Consists of 9,500 common shares and 4,750 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(102)

These securities are held for the benefit of the named company by Kingsford Capital Management, LLC, 1160 Brickyard Cove Road, Suite 300, Point Richmond, CA 94801. David Scially of Kingsford International Ltd. exercises sole voting control and dispositive power over these securities. Consists of 53,710 common shares and 26,855 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(103)

These securities are held by NBCN Inc. A/C # 26AA50V, 1010 de la Gauchetiere West, Suite 1410, Montreal, Quebec H3B 5J2 for the benefit of the named company. Craig Porter exercises sole voting control and dispositive power over these securities. Consists of 10,964 common shares and 5,482 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(104)

These securities are held by NBCN Inc. A/C # 26AA06V, 1010 de la Gauchetiere West, Suite 1410, Montreal, Quebec H3B 5J2 for the benefit of the named company. Craig Porter exercises sole voting control and dispositive power over these securities. Consists of 347,838 common shares and 173,919 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(105)

These securities are held by BMO Nesbitt Burns Inc. FRRES A/C # 402-20522-21, Stock Cage, 35th Floor, 100 King Street W, Toronto, Ontario M5X 1H3 for the benefit of the named company. Craig Porter sole voting control and dispositive power over these securities. Consists of 33,904 common shares and 16,952 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(106)

These securities are held by Jayvee & Co. A/C # FSKF20070002 PO Box 9, Commerce Court W, Securities Level, Toronto, Ontario M5H 4A6 for the benefit of the named company. Craig Porter exercises sole voting control and dispositive power over these securities. Consists of 202,269 common shares and 101,134 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(107)

These securities are held by Jayvee & Co. A/C # YCEF1162002 PO Box 9, Commerce Court W, Securities Level, Toronto, Ontario M5H 4A6 for the benefit of the named company. Craig Porter exercises sole voting control and dispositive power over these securities. Consists of 377,989 common shares and 188,994 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(108)

These securities are held by Jayvee & Co. A/C # YCEF11640002 PO Box 9, Commerce Court W, Securities Level, Toronto, Ontario M5H 4A6 for the benefit of the named company. Craig Porter exercises sole voting control and dispositive power over these securities. Consists of 247,880 common shares and 123,940 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(109)

These securities are held by Jayvee & Co. A/C # YTAF1176002 PO Box 9, Commerce Court W, Securities Level, Toronto, Ontario M5H 4A6 for the benefit of the named company. Craig Porter exercises sole voting control and dispositive power over these securities. Consists of 64,156 common shares and 32,078 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(110)	Consists of 30,000 common shares and 15,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. 15,000 of the common shares and 7,500 of the common shares acquirable upon exercise of warrants are held in trust for the named individual by Canaccord Capital. Beneficial ownership includes 65,000 common shares not being registered under this prospectus.
(111)

These securities are held in trust by Haywood Securities Inc. for the named individual who exercises sole voting control and dispositive power over these securities. Consists of 82,000 common shares and 41,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 3,599,001 common shares and 725,000 common shares acquirable within 60 days of the date of this prospectus not being registered under this prospectus. Dennis Higgs is our Chairman of the Board.

(112)

These securities are held in trust by Gundyco for the named individual who exercises sole voting control and dispositive power over these securities. Consists of 40,000 common shares and 20,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 25,000 common shares not being registered under this prospectus.

(113)

The named individual exercises sole voting control and dispositive power over these securities. Consists of 5,000 common shares and 2,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 1,431,000 common shares and 725,000 common shares acquirable within 60 days of the date of this prospectus not being registered under this prospectus. Glenn Catchpole is our Chief Executive Officer.

(114)

The named individual exercises sole voting control and dispositive power over these securities. Consists of 83,000 common shares and 41,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 1,044,702 common shares not being registered under this prospectus.

(115)

Neil A McMurray of 2029, LLC exercises sole voting control and dispositive power over these securities. Consists of 160,000 common shares and 80,000 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Beneficial ownership includes 2,033,340 common shares not being registered pursuant to this prospectus, 240,000 held by the Neil A. & Susie K. McMurry Revocable Trust, 1,500,000 by NERD Gas Company, LLC, wholly-owned by Neil A. McMurray, 42,340 by NERD Gas Profit Sharing Plan FBO Neil A. McMurry, 206,000 by 2029, LLC wholly owned by Neil A. McMurray and Susie K. McMurray, and 45,000 by Neuman Limited Partnership, of which Neil A. McMurray is a partner.

(116)

E.P. Farmer of Denison Mines, Inc. exercises sole voting control and dispositive power over these securities. Consists of 5,465,000 common shares and 2,732,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus.

(117)

The named individual exercises sole voting control and dispositive power over these securities. George Hartman is one of our directors and is also one of our officers. Beneficial ownership includes 791,900 common shares and 688,700 common shares acquirable within 60 days of the date of this prospectus not being registered under this prospectus.

(118)	The named individual exercises sole voting control and dispositive power over these securities.
(119)

Marilyn Dryhurst of Haywood Securities, Inc. exercises sole voting control and dispositive power over these securities. Consists of 52,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Haywood Securities Inc. was broker in April 15, 2008 private placement transaction and is a registered broker-dealer. The shares being resold under this prospectus were issued to Haywood Securities, Inc. as compensation for its broker services.

(120)

Jeff Kennedy of Cormark Securities Inc. exercises sole voting control and dispositive power over these securities. Consists of 67,500 common shares acquirable upon exercise of warrants within 60 days of the date of this prospectus. Cormark Securities Inc. was broker in April 15, 2008 private placement transaction and is a registered broker-dealer. The shares being resold under this prospectus were issued to Cormark Securities as compensation for its broker services.

Transactions with Selling Security Holders

April 15, 2008 Private Placements

1.	Brokered Private Placement.

On April 15, 2008, we completed a private placement with investors of 4,000,000 units of the Company at a price of U.S. $2.40 per unit for aggregate gross proceeds of U.S. $9,600,000. Each unit is comprised of one common share and one-half of one common share purchase warrant, with each whole warrant entitling the holder thereof to purchase one additional share of our common stock for a period ending April 15, 2010 at an exercise price of U.S.

$3.50 per common share. In the event that the trading price of our common shares on the American Stock Exchange closes above U.S. $4.50 per share for a period of 20 consecutive trading days at any time after August 16, 2008, we may accelerate the expiry time of these warrants by giving notice to the warrantholders by press release and in such case these warrants will expire on the 30th day after the date on which notice is given via press release.

In connection with the private placement, we entered into an agency agreement (the “Agency Agreement”) with Haywood Securities Inc. and Cormark Securities Inc. (collectively, the “Agents”). Pursuant to the Agency Agreement, we agreed to grant certain registration rights in connection with the Brokered Private Placement. As consideration to the Agents pursuant to the Agency Agreement, the registrant paid the Agents a cash commission of U.S. $576,000, or 6% of the gross proceeds of the Brokered Private Placement, and issued to the Agents whole common share purchase warrants entitling the Agents to purchase 120,000 common shares of the Company, equal to 3% of the units sold under the Brokered Private Placement, at price of U.S. $2.60 for a period ending April 15, 2009 (the “Agents Warrants”).

Certain of the units were placed within the U.S. and to, or for the account or benefit of, U.S. persons or persons within the U.S. pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D on the basis that each holder or beneficial holder is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Securities Act. Certain other units were placed outside the U.S. to non-U.S. persons pursuant to the exclusion from the registration requirements under Rule 903 of Regulation S of the Securities Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. In determining the availability of these exemptions, we relied on representations made by the investors in the subscription agreements pursuant to which the units were purchased. The Agents Warrants were issued outside the U.S. in off-shore transactions pursuant to the exclusion from the registration requirements of the U.S. Securities Act provided by Regulation S.

2.	Non-Brokered Private Placement.

On April 15, 2008, we closed a non-brokered private placement of 5,865,000 units, including 5,465,000 to Denison Mines Corp. (“Denison”), at a price of U.S. $2.40 per unit for aggregate gross proceeds of U.S. $14,076,000 (the “Non-Brokered Private Placement”). Each unit is comprised of one common share and one-half of one common share purchase warrant, with each whole warrant entitling the holder to purchase one additional share of our common stock for a period ending April 15, 2010 at an exercise price of U.S. $3.50 per share. In the event that the trading price of our common shares on the American Stock Exchange closes above U.S. $4.50 per share for a period of 20 consecutive trading days at any time after August 16, 2008, we may accelerate the expiry time of these warrants by giving notice to the warrantholders by press release and in such case these warrants will expire on the 30th day after the date on which notice is given via press release.

Upon closing of the Brokered Private Placement and the Non-Brokered Private Placement, Denison owns approximately 9.9% of our issued and outstanding common shares. In connection with the strategic investment by Denison, we paid a cash advisory fee to Haywood Securities Inc. equal to U.S. $524,640 or 4.0% of the gross proceeds received from Denison by the registrant.

Certain units, including the units issued to Denison, were placed outside the U.S. to non-U.S. persons or persons outside of the U.S. pursuant to the exclusion from the registration requirements under Rule 903 of Regulation S of the Securities Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. Certain other units were placed within the U.S. and to, or for the account or benefit of, U.S. persons or persons within the U.S. pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Securities Act. In determining the availability of these exemptions, the Company relied on representations made by the investors in the subscription agreements pursuant to which the units were purchased.

NAMMCO Transaction

On January 15, 2008, we completed an acquisition of an undivided 81% interest in the NAMMCO mineral properties, covering approximately 82,200 acres in the Pumpkin Buttes uranium mining district of the central Powder River Basin of Wyoming, U.S.A. (the “NAMMCO Properties”) pursuant to a purchase and sale agreement with mining venture previously announced on September 19, 2007 between us and NAMMCO, Steven C. Kirkwood, Robert W. Kirkwood and Stephen L. Payne (collectively, the “NAMMCO Sellers”). Pursuant to the Purchase and Sale Agreement, the total purchase price paid by us to acquire our 81% interest in the NAMMCO Properties was cash in the amount of U.S. $5,000,000 and 5,750,000 shares of our common stock issued to the

NAMMCO Sellers. Of the 5,750,000 common shares issued, only the 862,500 common shares held by Stephen L. Payne are being registered for resale under this prospectus.

In connection with our acquisition of our 81% interest in the NAMMCO Properties, we entered into a joint venture agreement dated as of January 15, 2008 (the “Venture Agreement”) with United Nuclear, LLC (“United Nuclear”), a limited liability company wholly owned by the NAMMCO Sellers and their designee under the Purchase and Sale Agreement (as amended). Under the Venture Agreement, the parties agree that United Nuclear will hold (and contribute to) its nineteen percent (19%) working interest in the joint venture, and we will operate and be the manager of the joint venture under the name “Arkose Mining Venture”. Effective as of January 14, 2008, the Purchase and Sale Agreement was amended to reflect the formation of United Nuclear to serve as a vehicle pursuant to which the NAMMCO Sellers would enter into the Venture Agreement.

The common shares were placed pursuant to exemptions from registration requirements of the Securities Act provided by Section 506 of Regulation D of the Securities Act and/or Section 4(2) of the Securities Act.

In connection with the issuance of the common shares to the NAMMCO Sellers, the NAMMCO Sellers entered into a voting agreement with us dated as of January 15, 2008 pursuant to which each of such sellers granted our management or our appointed agent the right to vote fifty percent (50%) of their outstanding and currently held common shares, whether held directly or indirectly by such NAMMCO Sellers, for a period of three (3) years following the date of the issuance of the common shares.

Hartman Shares

On October 30, 2006, we entered into an agreement with Mr. George Hartman to use certain geological reports held by Mr. Hartman for the purposes of staking and acquiring potential areas of interest. Under the terms of the agreement, we agreed to pay Mr. Hartman the sum of $0.40 for each measured and indicated pound of uranium staked by us or a fee of $750 for each claim registered with the Bureau of Land Management, based on the use of the geological reports. This fee was payable to Mr. Hartman in shares of our common stock based on a share price of $2.50 per share. In connection with the issuance of the common shares, we agreed to grant Mr. Hartman registration rights for the resale of such common shares. If the shares are not registered and eligible for resale six months after issuance, we have agreed to pay a penalty of an additional 10% of the number of shares issued. In December 2007, the staking and acquisition program was completed and a liability of $402,250 (2006 - $Nil, 2005 - $Nil) was recorded as due to Mr. Hartman. The Company issued these 160,900 common shares to Mr. Hartman on March 19, 2008.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the Selling Security Holders. When we refer to Selling Security Holders, we intend to include donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus. All costs, expenses and fees in connection with this registration of the shares offered under this registration statement will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holders. Sales of shares may be effected by the Selling Security Holders from time to time in one or more types of transactions (which may include block transactions) on the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Security Holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Security Holders.

The Selling Security Holders may effect such transactions by selling shares directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Security Holders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Security Holders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

Because the Selling Security Holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Security Holders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Security Holders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

In the event that the registration statement is no longer effective, the Selling Security Holders may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule, including the minimum six-month holding period.

Upon being notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) of the Act, disclosing:

•	the name of each selling shareholder(s) and of the participating broker-dealer(s),
•	the number of shares involved,
•	the price at which the shares were sold,
•	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,
•	that the broker-dealer(s) did not conduct any investigation to verify information set out or incorporated by reference in this prospectus; and
•	other facts material to the transaction.

THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Bylaws and Section 78.7502 of the Nevada Corporate Law provide in relevant part that the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if such person is not liable under Section 78.138 of the Nevada Corporate Law or it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the Company, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the Company. Pursuant to the Company’s Bylaws and Section 78.751 of the Nevada Corporate Law, any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Under the Company’s Bylaws and Section 78.7502 of the Nevada Corporate Law, where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common shares is Corporate Stock Transfer, Inc. located at 3200 Cherry Creek Dr. South, Suite 430, Denver, Colorado 80209.

LEGAL MATTERS

The law firm of Lang Michener LLP of Vancouver, British Columbia, has acted as our counsel by providing an opinion on the validity of the securities offered in this Registration Statement.

EXPERTS

Our consolidated financial statements as of December 31, 2007 and 2006, and for the years ended December 31, 2007, 2006, and 2005, have been incorporated by reference herein in reliance upon the report of Manning Elliott LLP, independent registered public accounting firm, given upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov or at our web site at http://www.uranerz.com. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, NW, Washington, DC 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We ‘‘incorporate by reference’’ into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after initial filing of the registration statement that contains this prospectus and prior to the time that the Selling Shareholders sell all the securities offered by this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed on March 17, 2008;
•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, as filed May 9, 2008;
•

Our Current Reports on Form 8-K as filed January 22, 2008, February 28, 2008, March 17, 2008, March 31, 2008, April 2, 2008, April 18, 2008, April 29, 2008, May 2, 2008, May 6, 2008, May 27, 2008 and June 17 , 2008;

•	Our Definitive Proxy Statement for our Annual General Meeting, as filed May 12, 2008; and
•

The description of our common stock, $0.001 par value per share, which is contained in our Registration Statement on Form 8-A, filed on August 7, 2006, which incorporates by reference the description of our securities contained in our Registration Statement on Form SB-2, as last amended on January 27, 2003 (File No. 333-12633).

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Uranerz Energy Corporation

Suite 1410-800 West Pender Street

Vancouver, BC, Canada V6C 2V6

Attention: Sonya Reiss, Secretary

PROSPECTUS

URANERZ ENERGY CORPORATION

15,940,898 Shares of Common Stock

July 2 , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
Securities and Exchange Commission Registration Fee	$1,899
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	10,000
Printing and Engraving Expenses	500
Miscellaneous Expenses	2,500
Total	$44,899

ITEM 15- INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Section 78.7502 of the Nevada Corporate Law provide in relevant part that the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if such person is not liable under Section 78.138 of the Nevada Corporate Law or it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the Company, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the Company. Pursuant to the Company’s Bylaws and Section 78.751 of the Nevada Corporate Law, any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Under the Company’s Bylaws and Section 78.7502 of the Nevada Corporate Law, where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred.

ITEM 16- EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts and other material exhibits as of the date of this Registration Statement:

3.1	Articles of Incorporation (1)

3.2	Bylaws, as amended (1)

3.3	Articles of Amendment (3)

4.1	Share Certificate (1)

5.1	Opinion of Lang Michener LLP (16)

10.1	Office and Administration Services Agreement between the Company and Senate Capital Group Inc. dated September 1, 2005 (2)

10.2	Agreement for Services between the Company and Highlands Capital, Inc. dated November 1, 2005 (2)

10.3	Financial Public Relations Agreement between the Company and Accent Marketing Ltd. dated November 1, 2005(2)

10.4	Mineral Property Purchase Agreement between the Company and Ubex Capital Inc. dated April 26, 2005(2)

10.5	Joint Venture Agreement between the Company and Triex Minerals Corporation dated November 4, 2005(2)

10.6	Consulting Agreement between the Company and Ubex Capital Inc. for management and consulting services (2)

10.7	Consulting Agreement between Catchpole Enterprises and the Company (3)

10.8	Joint Venture Agreement between the Company and Bluerock Resources Ltd. (3)

10.9	Option and Purchase Agreement for federal mining claims in Wyoming (3)

10.10	Agreement to Purchase ten mining claims in Wyoming (3)

10.11	2005 Stock Option Plan (4)

10.12	Mr. George Hartman letter agreement. (3)

10.13	Black Range Minerals Agreement dated June 7, 2006 (5)

10.14	Amendment to Joint Venture Agreement dated September 12, 2006 between the Company and Bluerock Resources Ltd. (6)

10.15	Agreement dated February 1, 2007 between the Company and Robert C. Shook to acquire three projects separate uranium projects located in northeast Wyoming, in central Power River Basin (7) (8)

10.16	Consulting Agreement dated February 1, 2007 between the Company and O & M Partners, LLC (7) (8)

10.17	Christensen Ranch Agreement dated October 30, 2006 between the Company and George Hartman (9) (10)

10.18	Amendment Agreement dated January 1, 2007 between the Company and Ubex Capital Inc. (10)

10.19	Amendment Agreement dated January 1, 2007 between the Company and Catchpole Enterprises Inc. (10)

10.20	Amendment Agreement dated January 1, 2007 between the Company and Senate Capital Group Inc. (10)

10.21	Purchase and Sale Agreement with NAMMCO dated September 19, 2007, as amended (11) (12)

10.22	Joint Venture Agreement with United Nuclear LLC dated January 15, 2008 (12)

10.23	Agreement with Independent Management Consultants of British Columbia (13)

10.24	Agency Agreement dated April 15, 2008 with Haywood Securities Inc. and Cormark Securities Inc.(14)

10.25	Amendment to Joint Venture Agreement dated March 20, 2008 between the Company and Bluerock Resources Ltd. (15)

23.1	Consent of Manning Elliott LLP

23.2	Consent of Lang Michener LLP (included with Exhibit 5.1 filed previously )

24	Power of Attorney (16)

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Form SB-2 filed March 15, 2002
(2)	Previously filed as an exhibit to the Quarterly Report on Form 10-QSB filed November 21, 2005
(3)	Previously filed as an exhibit to the Annual Report on Form 10-KSB filed April 14, 2006
(4)	Filed as an exhibit to our Registration Statement on Form S-8 filed with the SEC on November 21, 2005
(5)	Previously filed as an exhibit to the Quarterly Report on Form 10-QSB filed August 15, 2006
(6)	Filed as an exhibit to our Quarterly Report on Form 10-QSB filed November 13, 2006
(7)	As reported in two separate Current Reports on Form 8-K filed on February 8, 2007
(8)	Filed as an exhibit to our Annual Report on Form 10-KSB filed on April 2, 2007
(9)	As reported in Current Report on Form 8-K filed on November 2, 2006
(10)	Filed as an exhibit to our Quarterly Report on Form 10-QSB filed August 14, 2007
(11)	As reported and filed in Current Report on Form 8-K filed on September 24, 2007
(12)	As reported and filed in Current Report on Form 8-K filed on January 22, 2008
(13)	Filed as an exhibit to our Annual Report on Form 10-K filed on March 17, 2008
(14)	As reported and filed in Current Report on Form 8-K filed on April 15, 2008
(15)	Filed as an exhibit to our Quarterly Report on Form 10-Q filed May 9, 2008
(16)	Filed as an exhibit to our Registration Statement on Form S-3 filed on May 27, 2008

ITEM 17 – UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized. The registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3.

Dated: July 2 , 2008	Uranerz Energy Corporation

(Registrant)

/s/ Glenn Catchpole

Glenn Catchpole

Chief Executive Officer and President

(Principal Executive Officer)

/s/ Benjamin Leboe

Benjamin Leboe
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the date indicated:

Per:	/s/ Glenn Catchpole *
Glenn Catchpole, President, Director
Dated: July 2 , 2008

Per:	/s/ Dennis Higgs
Dennis Higgs, Chairman, Director, Attorney in Fact
Dated: July 2 , 2008

Per:	/s/ Gerhard Kirchner *
Dr. Gerhard Kirchner, Director
Dated: July 2 , 2008

Per:	/s/ George Hartman *
George Hartman, Vice President, Director
Dated: July 2 , 2008

Per:
Peter Bell, Director,
Dated: July 2 , 2008

Per:
Paul Saxton, Director
Dated: July 2 , 2008

Per:	/s/ Arnold Dyck *
Arnold Dyck, Director
Dated: July 2 , 2008

Per:	/s/ Richard Holmes *
Richard Holmes, Director
Dated: July 2 , 2008

* Hereby executed by Dennis Higgs pursuant to Power of Attorney filed with the Commission on May 27, 2008 with the Registrant’s Form S-3.